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                                                                Exhibit 99.27(7)

REINSURANCE AGREEMENT


THIS AUTOMATIC SELF ADMINISTERED YRT REINSURANCE AGREEMENT

Effective January 1, 2002

(hereinafter referred to as the "Agreement")


is made between

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

of Ft. Wayne, Indiana

(hereinafter referred to as "the Company")


and


XXXXXXXX REINSURANCE COMPANY

of xxxx,xx

(hereinafter referred to as "the Reinsurer")

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                                TABLE OF CONTENTS

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PREAMBLE

ARTICLE 1
1.1      Scope of Coverage

ARTICLE 2
2.1      Automatic Reinsurance
2.2      Facultative Reinsurance

ARTICLE 3
3.1      Automatic Submissions
3.2      Facultative Submissions

ARTICLE 4
4.1      Liability
4.2      Commencement of Automatic Reinsurance Liability
4.3      Commencement of Facultative Reinsurance Liability
4.4      Conditional or Interim Receipt Liability

ARTICLE 5
5.1      Premium Accounting
5.2      Non-Payment of Premiums

ARTICLE 6
6.1      Right of Offset

ARTICLE 7
7.1      Continuations
7.2      Policy Changes
7.3      Reductions
7.4      Lapses
7.5      Reinstatements
7.6      Last Survivor

ARTICLE 8
8.1      Retention Limit Changes
8.2      Recapture
8.3      Revision of Premium Rates and Special Termination Provision

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
ARTICLE 9
9.1      Claims Notice
9.2      Claims Payment
9.3      Contested Claims
9.4      Claims Expenses
9.5      Extra Contractual Obligations
9.6      Misstatement of Age or Sex

ARTICLE 10
10.1     Errors and Omissions
10.2     Dispute Resolution
10.3     Arbitration

ARTICLE 11
11.1     Insolvency

ARTICLE 12
12.1     DAC Tax
12.2     Taxes and Expenses

ARTICLE 13
13.1     Entire Agreement
13.2     Inspection of Records
13.3     Good Faith
13.4     Confidentiality

ARTICLE 14
14.1     Duration of Agreement
14.2     Severability
14.3     Construction
14.4     Regulatory Compliance

EXECUTION

EXHIBITS
A        Business Covered
A-1      Required Forms, Manuals & Issue Rules - Conditional Receipt Amount
B        Reinsurance Application
B-1      Temporary Life Insurance Agreement Form
C        General Terms (including Reinsurance Rates and Allowances)
C-1      SpecificTerms
D        The Company's Retention Limits
E        The Reinsurer's Automatic Acceptance Limits
F        Reinsurance Reports
F-1      Policy Exhibit Summary
F-2      Valuation Summary
F-3      Statutory Reserve Certification
F-4      Tax Reserve Certification

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                                    PREAMBLE

          This Agreement is solely between the Company and the Reinsurer. Except for the rights allowed M Life in Section 8.3, the acceptance of risks under this Agreement will create no right or legal relation between the Reinsurer and the insured, owner, or beneficiary of any insurance policy or other contract of the Company

          This Agreement will be binding upon the parties hereto and their respective successors and assigns.

                                    ARTICLE 1

1.1       SCOPE OF COVERAGE

          This Agreement applies to all insurance policies and supplementary benefits and riders attached thereto (hereinafter referred to as "policies") listed in Exhibit A, which have been issued directly by the Company in accordance with its new business underwriting rules, premium rates and policy forms as provided to the Reinsurer. The issuance of such business by the Company to lives resident in the countries stated in Exhibit A, if issued in or issued for delivery in such country, constitutes the transaction of business in a jurisdiction in which the Company is properly licensed.

          On and after the effective date of this Agreement, the Company will cede, and the Reinsurer will accept risk on the above referenced policies in accordance with the terms and conditions of this Agreement. The policies accepted by the Reinsurer will be hereinafter referred to as "Reinsured Policies".

          This Agreement does not cover the following unless specified elsewhere in this Agreement:

          1.1.1 Non-contractual conversions, rollovers, exchanges or group conversions; or

          1.1.2 Any business issued under a program where full current evidence of insurability consistent with the amount of insurance is not obtained, or where conventional selection criteria are not applied in underwriting the risk; or

          1.1.3 Any conversion of a previously issued policy that had been reinsured with another reinsurer.

          Conversions arising from 1.1.1 and 1.1.3 will be covered under this agreement provided that the conversions are underwritten as new business.

          Each policy covered under this Agreement must provide for the maximum normal periods of suicide and contestability protection permitted in the state in which the policy is executed.

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                                        2

                                    ARTICLE 2

2.1       AUTOMATIC REINSURANCE

          The Company will automatically cede the Reinsurer's share of the policies, supplementary benefits and riders covered under this Agreement to the Reinsurer in accordance with the Automatic Acceptance Limits specified in Exhibit E, provided that:

          2.1.1 the Company has retained the amount stipulated in Exhibit D according to the age and mortality rating at the time of underwriting; and
          2.1.2 the total of the new reinsurance required and the amount already reinsured on that life under this Agreement and all other life agreements between the Reinsurer and the Company, does not exceed the Automatic Acceptance Limits set out in Exhibit E; and
          2.1.3 the amount of insurance on that life in all companies does not exceed the Inforce Limits stated in Exhibit E; and
          2.1.4 the application is on a life for which an application has not been submitted by the Company on a facultative basis, (excluding lives submitted for facultative excess of the Company's automatic binding capacity), to the Reinsurer or any other reinsurer within the last 3 years, unless the original reason for submitting facultatively no longer applies.

2.2       FACULTATIVE REINSURANCE

          If the Company receives an application for a policy covered under this Agreement that does not meet the automatic coverage criteria listed in section 2.1 above, it may submit the application facultatively to the Reinsurer for its consideration.

          The relevant terms and conditions of this Agreement will apply to those facultative offers made by the Reinsurer which are accepted by the Company.

                                    ARTICLE 3

3.1       AUTOMATIC SUBMISSIONS

          The Company will submit automatic policies to the Reinsurer in an electronic TAI format.

          Upon the request of the Reinsurer, the Company will send to the Reinsurer copies of the application, underwriting papers and other papers on a life reinsured automatically under this Agreement.

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                                        3

3.2       FACULTATIVE SUBMISSIONS

          The Company will apply for reinsurance on a facultative basis by sending to the Reinsurer an Application for Reinsurance, a sample of which is included as Exhibit B. Unless specified elsewhere in the Agreement, accompanying this Application for Reinsurance will be copies of all underwriting evidence that is available for risk assessment including, but not limited to, copies of the application for insurance, medical examiners' reports, attending physicians' statements, inspection reports, and other papers bearing on the insurability of the risk. The Company will also notify the Reinsurer of any outstanding underwriting requirements at the time of the facultative submission. Any subsequent information received by the Company that is pertinent to the risk assessment will be transmitted to the Reinsurer immediately.

          After consideration of the Application for Reinsurance and related papers, the Reinsurer will promptly inform the Company of its underwriting decision. The Reinsurer's offer will expire at the end of the period stated in Exhibit A, unless otherwise specified by the Reinsurer. If the underwriting decision is acceptable to the Company and the Company's policy is subsequently placed in force in accordance with the issue rules provided to the Reinsurer, the Company will duly notify the Reinsurer.

          If any risk is submitted to more than one reinsurer for consideration, facultative placement is based on the order of the responses received from the reinsurers, first offer in, taking into consideration the amount and rating requested by the Company. .

                                    ARTICLE 4

4.1       LIABILITY

          Unless specified elsewhere in the Agreement, the Reinsurer's liability for the Reinsured Policies is restricted to its share of the Company's liability as limited by the terms and conditions of the particular policy under which the Company is liable.

          The Reinsurer's liability to the Company for the reinsurance due shall be based on the net amount at risk at the time of the Insured Individual death. The Reinsurer's liability to the Company for the net amount at risk on a Policy that is reinsured shall be determined based on a ratio of the Reinsurer's liability to the total net amount at risk under the policy at the time the reinsurance is placed. The Reinsurer shall share in any decrease in the net amount at risk in proportion to its share of the reinsurance on the Policy.

          The Reinsurer may terminate its liability for any policies for which reinsurance premium payments are in arrears, according to the terms set out in Article 5.2 of this Agreement.

4.2       COMMENCEMENT OF AUTOMATIC REINSURANCE LIABILITY

          The Reinsurer's liability for any Reinsured Policy accepted automatically will begin simultaneously with the Company's contractual liability for that policy.

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                                        4

4.3       COMMENCEMENT OF FACULTATIVE REINSURANCE LIABILITY

          If a facultative application is submitted by the Company to the Reinsurer only, then the Reinsurer's liability will begin simultaneously with the Company's contractual liability for this facultative policy. The amount of the Reinsurer's liability will be the lesser of the Reinsurer's offer, the Conditional Receipt Amount set out in Exhibit A-1, the Automatic Acceptance Limits set out in Exhibit E, or Temporary Insurance Agreement. The Reinsurer's liability ceases when the Reinsurer declines the risk and duly notifies the Company. The Reinsurer's liability would also cease when the Company declines the Reinsurer's offer.

          If, however, a facultative application is submitted by the Company to any other reinsurer, in addition to the Reinsurer, the liability of the Reinsurer will commence when the Reinsurer has received notice from the Company, during the lifetime of the insured, that the Reinsurer's offer has been accepted. The Company will have the number of days specified in Exhibit A from the date of the Reinsurer's final offer in which to place the policy with the insured/owner, after which time the Reinsurer's offer will expire unless the Reinsurer explicitly states in writing that the offer is extended for some further period.

4.4       CONDITIONAL OR INTERIM RECEIPT LIABILITY

          Temporary Insurance Agreement coverage applicable to automatic reinsurance under this Agreement will be limited to amounts accepted within the company's usual cash-with-application procedures that provide temporary coverage up to the limits shown in Exhibit A-1.

          However, for facultative reinsurance, the Reinsurer's liability will not commence until the Reinsurer's facultative offer has been accepted by the Company; and then is limited to the company's usual cash-with-application procedures, which provide temporary coverage up to the limits shown in Exhibit A-1.

                                    ARTICLE 5

5.1       PREMIUM ACCOUNTING

          The Company will pay the Reinsurer premiums in accordance with the terms specified in Exhibit C.

          The Reinsurer reserves the right to charge interest on overdue premiums. The interest will be calculated according to the terms and conditions specified in Exhibit C.

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                                        5

5.2       NON-PAYMENT OF PREMIUMS

          The payment of reinsurance premiums is a condition precedent to the liability of the Reinsurer for reinsurance covered by this Agreement. In the event that reinsurance premiums are not paid within 60 days of the Due Date stated in Exhibit F, the Reinsurer will have the right to terminate the reinsurance under all policies having reinsurance premiums in arrears. If the Reinsurer elects to exercise its right of termination, it will give the Company 15 days written notice of its intention to terminate said reinsurance. If all reinsurance premiums in arrears, including any which may become in arrears during the 15 day period, are not paid before the expiration of said period, the Reinsurer will be relieved of all liability under those policies as of the last date for which premiums have been paid for each policy. This right to terminate reinsurance will not prejudice the Reinsurer's right to collect premiums for the period during which reinsurance was in force prior to the expiration of the 15 days notice. The Company is still obligated to pay such overdue premiums.

          The Company will not force termination under the provisions of this Article solely to avoid the recapture requirements of this Agreement or to transfer the Reinsured Policies to another reinsurer.

                                    ARTICLE 6

6.1       RIGHT OF OFFSET

          The Company and the Reinsurer will have the right to offset any balance or balances whether on account of premiums, allowances or claims due from one party to the other, under this Agreement or under any other reinsurance agreement between the Company and the Reinsurer.

          The right of offset will not be affected or diminished because of the insolvency of either party.

                                    ARTICLE 7

7.1       CONTINUATIONS

          If a Reinsured Policy is converted, exchanged or internally replaced the Company will promptly notify the Reinsurer. Such non-underwritten policy arising from the conversion, exchange or replacement, will continue to be reinsured with the Reinsurer. The amount to be reinsured will be determined on the same basis as used for the original policy but will not exceed the amount reinsured as of the date of conversion unless mutually agreed otherwise.

          If the policy arising from a conversion, exchange or replacement is on a plan that is not covered by any reinsurance agreement with the Reinsurer, reinsurance will be on a YRT basis using the YRT rates specified in Exhibit C-1, at the attained age and duration of the original policy.

          A conversion, exchange or replacement that is fully underwritten shall be treated as new business.

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                                        6

          The above terms will apply unless specified otherwise in Exhibit C-1.

          A policy resulting from a conversion, exchange or replacement of a policy that was originally underwritten by First-Penn Pacific Life Insurance Company of Ft. Wayne Indiana prior to 1/1/2001 shall be reinsured under this agreement under the terms of Article 7.1 of this agreement. Unless mutually agreed otherwise, any other policies that had been reinsured with another reinsurer and which convert to a plan covered under this Agreement will not be reinsured with the Reinsurer.

7.2       POLICY CHANGES

          If the plan, the amount of reinsurance, or the premiums of a Reinsured Policy are changed, the Company will promptly inform the Reinsurer.

          Whenever a Reinsured Policy is changed and the Company's underwriting rules do not require that full evidence be obtained, the reinsurance will remain in effect with the Reinsurer. The suicide, contestability and recapture periods applicable to the original Reinsured Policy will apply to the reissued Reinsured Policy and the duration will be measured from the effective date of the original Reinsured Policy.

          Whenever a Reinsured Policy is changed and the Company's underwriting rules require that full evidence be obtained, the change will be subject to the Reinsurer's approval, if:

          7.2.1 The new amount of the Reinsured Policy would be in excess of the Automatic Acceptance Limit, in effect at the time of the change, as set out in Exhibit E; or

          7.2.2 The new amount of the policy and the amount already in force on the same life exceeds the Inforce Limit stated in Exhibit E; or

          7.2.3 The Reinsured Policy is submitted for facultative excess of Company's automatic binding capacity.

          The amount of any non-contractual increase will be subject to the terms stated in Exhibit C.

          For changes not covered under this Agreement, which affect the terms of any Reinsured Policy, the Company must obtain the Reinsurer's approval before such changes become effective.

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                                        7

7.3       REDUCTIONS

          Unless specified otherwise in this Agreement, if the amount of insurance of a policy issued by the Company is reduced and

          7.3.1 the amount of reinsurance is on excess basis, then the amount of reinsurance on that life will be reduced effective the same date by the full amount of the reduction under the original policy. If the amount of insurance terminated equals or exceeds the amount of reinsurance, the full amount of reinsurance is terminated, or

          7.3.2 the amount of reinsurance is on a quota share basis, then the amount of reinsurance on that life will be reduced effective the same date by the same proportion as the reduction under the original policy.

          The reduction will first apply to any reinsurance on the policy being reduced and then if applicable in a chronological order according to policy date ("first in, first out") to any reinsurance on the other policies in force on the life. However, the Company will not be required to assume a risk for an amount in excess of its regular retention for the age at issue and the mortality rating of the policy under which reinsurance is being terminated.

          If the reinsurance for a policy has been placed with more than one reinsurer, the reduction will be applied to all reinsurers pro rata to the amounts originally reinsured with each reinsurer.

7.4       LAPSES

          When a Reinsured Policy lapses, reinsurance thereon will be terminated effective the same date.

          Unless specified otherwise in this Agreement, if a policy fully retained by the Company lapses, the terms under the preceding Reductions clause would apply.

          If a Reinsured Policy lapses and extended term insurance is elected under the terms of the policy, the reinsurance thereon will continue on the same basis as the original policy until the expiry of the extended term period.

          If a Reinsured Policy lapses and reduced paid-up insurance is elected under the terms of the policy, the amount of reinsurance will be reduced according to the terms under the preceding Reductions clause.

          If the Company allows the Reinsured Policy to remain in force under its automatic premium loan regulations, the reinsurance will continue unchanged and in force as long as such regulations remain in effect, except as provided for otherwise in this Agreement.

          The Reinsurer does not participate in policy loans or other forms of indebtedness on policies reinsured under this Agreement. Therefore, policy loans do not affect the amount of reinsurance.

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                                        8

7.5       REINSTATEMENTS

          If a policy reinsured on an automatic basis is reinstated in accordance with its terms or the rules of the Company the Reinsurer will, upon notification of reinstatement, reinstate the Reinsured Policy automatically. The Reinsurer's approval is required only for the reinstatement of a facultative policy when the Company's regular reinstatement rules indicate that more evidence than a Statement of Good Health is required.

7.6       LAST SURVIVOR

          With respect to any Last Survivor Policy covered hereunder, the Company's retention shall be equal to the lowest amount which could have been retained by the Company as set forth in Exhibit D taking into account amounts issued and retained on either of the lives insured under the Last Survivor Policy.

          The Company may reinsure the policy automatically if both insureds fall within the appropriate age limits and underwriting classes as specified in Exhibit C-1.

          The Company shall obtain proof of death upon the death of each Insured Individual and shall investigate each death and assert any defense against liability in accordance with its normal claims procedures. The Company shall notify the Reinsurer of each death.

          If the life upon which the Company was most highly retained at the time of issue dies first, the Company may recapture reinsurance ceded on the surviving life up to the amount needed for it to retain its retention at issue of the Last Survivor Policy on the life which survives.

          In the event the Last Survivor Policy permits the insureds to split the Last Survivor Policy into separate policies on the life of each insured under the Last Survivor Policy, the new policies shall be Continuations as Defined in Article 7.1 of this agreement. Any substandard or flat extras assessed a life under the Last Survivor Policy shall be payable under the appropriate Continuation Policy. The reinsured premiums for the Individual Policies shall be in accordance with the terms specified in Exhibit C.

          In the event one life is determined to be uninsurable, the provisions of this Article will continue to apply with the following exceptions:

               a) The Company may reinsure the policy automatically if the insurable life falls within the appropriate age limit and underwriting class as specified in Exhibit C1 and the policy meets the criteria specified in Article 2.1.

               b) The Company need only apply its standard underwriting rules and practices to the insurable life.

               c) The reinsurance premium shall be computed on the age and premium rates applicable to the insured risk.

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                                        9

                                    ARTICLE 8

8.1       RETENTION LIMIT CHANGES

          If the Company changes its retention limits, it will provide the Reinsurer with written notice of the new retention limits and the effective date.

          A change to the Company's Retention Limits in Exhibit D will not affect the Reinsured Policies in force at the time of such a change except as specifically provided for elsewhere in this Agreement. Furthermore, such a change will not affect the Automatic Acceptance Limits in Exhibit E unless mutually agreed by the Company and the Reinsurer.

8.2       RECAPTURE

          When the Company increases the dollar retention limit the amount of in force Reinsured Policies may be reduced provided:

          8.2.1 The Company gives the Reinsurer written notice of its intention to recapture within 90 days of the effective date of the retention increase; and

          8.2.2 The amount eligible for recapture will be the difference between the amount originally retained and the amount the Ceding Company would have retained on the same 10% quota share basis had the new retention limit schedule been in effect at the time of issue.

          8.2.3 Such recaptures are made on the next anniversary of each Reinsured Policy affected unless mutually agreed otherwise by the Company and the Reinsurer and with no recapture being made until the Reinsured Policy has been in force for the period stated in Exhibit C. For a conversion or re-entry, the recapture terms of the original policy will apply and the duration for the recapture period will be measured from the effective date of the original policy; and

          8.2.4 The Company has maintained from the time the policy was issued, its full retention as set out in Exhibit D for the plan and the insured's classification; and

          8.2.5 The Company has applied its increased Retention Limits in a consistent manner to all categories of its Retention Limits set out in Exhibit D unless otherwise agreed to by the Reinsurer.

          In applying its increased Retention Limits to Reinsured Policies, the age and mortality rating at the time of issue will be used to determine the amount of the Company's increased retention.

          Recapture as provided herein is optional with the Company, but if any Reinsured Policy is recaptured, all Reinsured Policies eligible for recapture under the provisions of this Article must be recaptured. If there is reinsurance in other companies on risks eligible for recapture, the necessary reduction is to be applied pro rata to the total outstanding reinsurance.

          The amount of reinsurance eligible for recapture is based on the reinsurance net amount at risk as of the date of recapture.

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                                       10

          The Company may not revoke its election to recapture for Reinsured Policies becoming eligible at future anniversaries.

          No recapture of Reinsured Policies will occur if the Company has either obtained or increased stop loss reinsurance coverage as justification for the increase in retention.

          The Reinsurer will not be liable, after the effective date of recapture, for any Reinsured Policies or portions of such Reinsured Policies eligible for recapture that the Company has overlooked. The Reinsurer will be liable only for a credit of the premiums, received after the recapture date, less any allowance.

          The terms and conditions for the Company to recapture in force Reinsured Policies due to the insolvency of the Reinsurer are set out in the Insolvency clause in Article 11.

          If the Company transfers business which is reinsured under this Agreement to a successor company, then the successor company has the option to recapture the reinsurance, in accordance with the recapture criteria outlined in this Article, only if the successor company has or adopts a higher retention limit than the Company.

8.3       REVISION OF PREMIUM RATES AND SPECIAL TERMINATION PROVISION

          8.3.1 The Ceding Company may, at its option, initiate a review of the mortality experience with respect to the business reinsured hereunder. cost of insurance rates the Company charges each insured life and the If the Ceding Company modifies the COI rates charged to its policyholders for new and/or inforce business specifically as a result of any such review, the parties agree to negotiate a corresponding change to the reinsurance YRT rates under this Agreement.

          8.3.2 The parties agree to evaluate the mortality experience by policy issue year, with respect to the application of cost of insurance rates and reinsurance premium rates. If modified cost of insurance rates or the premium rate change applies to inforce policies, the application of the reinsurance premium rates will remain on a point-in-scale (durational) basis. Grouping of policy issue years will be agreed upon by the parties for evaluation and rate application purposes.

          8.3.3 If it is agreed among the parties that the mortality experience is less than favorable than anticipated, an increase in the cost of insurance rates and the reinsurance premium rates will be initiated. If the parties agree that the mortality experience is better than anticipated, a decrease in the cost of insurance rates and the reinsurance premium rates may be initiated.

          8.3.4 If M Life evaluates and believes the mortality experience is less favorable than anticipated, and the Reinsurer believes, however, the experience remains consistent with its anticipation or more favorable, M Life may increase its cost of insurance rates while the Reinsurer may agree not to modify the reinsurance premium rates charged per policy.

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                                       11

          8.3.5 If, however, the parties are unable to agree on the results of the mortality experience whereby the Reinsurer determines a need for no change or an increase in the reinsurance premium rates and the Company and M Life do not agree, the Company and M Life may terminate reinsurance on each policy under this Agreement and reinsure such policies elsewhere. Such termination may be exercised three (3) years after such a disagreement, provided the policies affected have been reinsured with the Reinsurer for a period of no less than five
                  (5) years in total. Within twelve (12) months following such disagreement, either party may retract its position with respect to the modification of the cost of insurance rates or the reinsurance premium rates.

          8.3.6 This Agreement includes no subsidization by duration, and therefore no termination charge will be paid by the Company and M Life to the Reinsurer, if the Company and M Life elect to terminate the reinsurance under this Agreement based upon the foregoing.

                                    ARTICLE 9

9.1       CLAIMS NOTICE

          The Company will notify the Reinsurer as soon as reasonably possible after the Company receives a claim on a Reinsured Policy. The Ceding Company will provide the following information on each Policy on which a Claim is made: Insured Individual's name; Policy number; issue date; death benefit; reinsured amount; interest amount; date of birth; date of death; and cause of death. The settlement made by the Company will be binding on the Reinsurer. However, for claims made during the contestable period or in any case where the total amount of reinsurance ceded to the Reinsurer is greater than the amount retained by the Company, or if the Company retained less than, or none of, its usual retention on the policy, then the Company will seek the Lead Claim Reinsurer's recommendation before conceding liability or making settlement to the claimant. The Reinsurer shall not be relieved of its obligation under this agreement in the event the Company inadvertently fails to provide notice of a Claim pursuant to this Section.

          On claims involving automatic reinsurance, the Lead Claim Reinsurer shall review any claims submitted in accordance with this Article on behalf of the Reinsurers, and any recommendations or actions taken by the Lead Claim Reinsurer, arrived at or taken independently or in consultation with other Reinsurers, shall be binding on the remaining Reinsurers. The Lead Claims Reinsurer may share proof of death, related claim papers and any other documentation with the other Reinsurers.

          On facultative reinsurance, when the Reinsurers liability on the contestable portion of any claim exceeds 50% or if the Ceding Company has held less than, or none of its regular retention, the Reinsurer shall have the right to review all pertinent documentation before any liability is admitted. Within five (5) business days of receipt of the final document, the Reinsurer will make a recommendation. If no recommendation is made in the five (5) day period, this right is thereby forfeited.

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                                       12

9.2       CLAIMS PAYMENT

          Provided there is no existing material breach of this Agreement by the Company, the Reinsurer will be liable to the Company for the benefits reinsured and the reinsurance will not exceed the Company's contractual liability under the terms of its policies less the amount retained. If a claim is made under insurance reinsured under this Agreement, the payment of the Reinsurer's share of the reinsurance proceeds will be deducted from the premium due the Reinsurer. The Ceding Company does reserve the right, however, to request a cash payment from the Reinsurer on any particular Claim rather than deducting the payment from the premium due. The payment of reinsurance proceeds shall be in one lump sum, regardless of the method of settlement under the Policy.

          If the Company pays interest from a specified date, such as the date of death of the insured, on the contractual benefit of a policy reinsured under this agreement, the Reinsurer shall indemnify the Company for the Reinsurer's share of such interest. Interest paid by the Reinsurer under this paragraph shall be computed at the same rate and commencing on the same date as that paid by the Company. The computation of interest paid by the Reinsurer under this paragraph shall cease the earlier of (1) the date of payment of the Reinsurer's share of reinsurance liability and (2) the date of the termination of the period for which the Company has paid interest.

9.3       CONTESTED CLAIMS

          The Company will notify the Reinsurer of its intention to contest, compromise or litigate a claim involving a Reinsured Policy. The Company will also provide the Reinsurer prompt notice of any legal proceedings initiated against the Company in response to its denial of a claim on a reinsured policy. Should any claim be settled on a reduced compromise basis, or should a contested claim be settled for a reduced sum, the Company and the Reinsurer will participate in such reductions in proportion to their respective liabilities under the policy or policies reinsured.

          The Reinsurer may pay its share of the death benefit if it does not deem it advisable to contest the claim.

9.4       CLAIMS EXPENSES

          The Reinsurer will pay its share of reasonable investigation and legal expenses incurred in adjudicating or litigating the claim in proportion to the liabilities it assumes hereunder. The Reinsurer will not be liable for any portion of any routine investigative or administrative expenses incidental to the settlement of claims (such as compensation of salaried employees) which are incurred by the Company; nor for any expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that the Company admits are payable.

          In the event that the Reinsurer pays its share of the death benefit of a policy for which the Company is contesting the claim, the Reinsurer will not be liable for any subsequent expenses incurred by the Company.

9.5       EXTRA CONTRACTUAL OBLIGATIONS

          Extra Contractual Obligations are obligations outside of the contractual obligations and include but are not limited to punitive damages, bad faith damages, compensatory damages, and other damages or statutory penalties which may arise from the willful and/or negligent acts or omissions by the Company.

          The Reinsurer is not liable for Extra Contractual Obligations unless it concurred in writing and in advance with the actions of the Company which ultimately led to the imposition of the Extra Contractual Obligations. In such situations, the Company and the Reinsurer will share in Extra Contractual Obligations, in equitable proportions, but all factors being equal, the division of any such assessments would be in proportion to the total risk accepted by each party for the plan of insurance involved.

          Notwithstanding anything stated herein, this Agreement will not apply to any Extra Contractual Obligations incurred by the Company as a result of any negligence, fraud or wrong doing by any employee or officer of the Company or an agent representing the Company unless there has been negligence, fraud or wrong doing by any employee or officer of the Reinsurer or an agent or representative of the Reinsurer.

9.6       MISSTATEMENT OF AGE OR SEX

          In the event of an increase or reduction in the amount payable under a policy due to a misstatement in age or sex, the proportionate liabilities under this Agreement will be the basis for determining each party's share of any increase or reduction. The Reinsured Policy will be rewritten from commencement on the basis of the adjusted amounts using premiums and amounts at risk for the correct ages and sex, and the proper adjustment for the difference in reinsurance premiums, without interest, will be made.

                                   ARTICLE 10

10.1      ERRORS AND OMISSIONS

          No delays, errors or omissions on the part of the Company shall relieve the Reinsurer of liability provided such delays, errors or omissions are rectified as soon as possible after discovery. However, the Reinsurer shall not be liable with respect to any reinsurance which may have been inadvertently included in the premium calculation but which ought to not have been included by reason of the terms and conditions of this agreement. Such inadvertent premium payments shall be returned

10.2      DISPUTE RESOLUTION

          If either the Company or the Reinsurer has given written notification of a dispute to the other party, then within 15 days of such notification both parties must designate an officer of their respective companies to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as soon as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The specific format for such discussions will be decided by the designated officers.

          If these officers are unable to resolve the dispute within 30 days of their first meeting, the dispute will be submitted to formal arbitration, unless the parities agree in writing to extend the negotiation period for an additional 30 days.

10.3      ARBITRATION

          If the Company and Reinsurer are unable to mutually resolve a dispute or controversy relating to policies covered under this Agreement or the breach thereof, the matter will be referred to arbitration.

          To initiate arbitration, either the Company or the Reinsurer will notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. There will be three arbitrators selected who will be officers of Life Insurance Companies or Life Reinsurance Companies excluding officers of the parties to this Agreement, their affiliates or subsidiaries or past employees of any of these entities. The arbitrators, who will regard this Agreement from the standpoint of practical business as well as the law, are empowered to determine the interpretation of the treaty obligation.

          Each party will appoint one arbitrator and these two arbitrators will select a third arbitrator within 2 weeks of the appointment of the second. If either party refuses or neglects to appoint an arbitrator within 60 days after receipt of the written request for arbitration, the other party may appoint a second arbitrator. Should the two arbitrators not agree on the choice of the third, then each party will name four candidates to serve as the arbitrator. Beginning with the party who did not initiate arbitration, each party will eliminate one candidate from the eight listed until one candidate remains. If this candidate declines to serve as the arbitrator, the candidate last eliminated will be approached to serve. This process will be repeated until a candidate has agreed to serve as the third arbitrator.

          The place of meeting of the arbitrators will be decided by a majority vote of the arbitrators. The written decision of a majority of the arbitrators will be final and binding on both parties and their respective successors and assigns.

          The arbitrators will render a decision within 4 months of the appointment of the third arbitrator, unless both parties agree otherwise. In the event no decision is rendered within 4 months, new arbitrators will be selected as above. There will be no appeal from the decision. Either party to the arbitration may petition any court having jurisdiction over the parties to reduce the decision to judgment. Alternatively, if both parties consent, any controversy may be settled by arbitration in accordance with the rules of the American Arbitration Association.

          Unless the Arbitrators decide otherwise, each party will bear the expense of its own arbitration, including its appointed arbitrator and any outside attorney and witness fees. The parties will jointly and equally bear the expense of the third arbitrator and other costs of the arbitration.

          It is specifically the intent of both parties that these arbitration provisions will replace and be in lieu of any statutory arbitration provision, if the law so permits.

                                   ARTICLE 11

11.1      INSOLVENCY

          A party to this Agreement will be deemed "insolvent" when it:

          11.1.1 Applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor (hereinafter referred to as the Authorized Representative) of its properties or assets; or

          11.1.2  Is adjudicated as bankrupt or insolvent; or

          11.1.3 Files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors or takes advantage of any bankruptcy, dissolution, liquidation, or similar law or statute; or

          11.1.4 Becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party's domicile.

          In the event of the insolvency of the Company, all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement will be payable by the Reinsurer directly to the Company or to its Authorized Representative, on the basis of the liability of the Company under the Reinsured Policies without diminution because of the insolvency of the Company.

          The Reinsurer will be liable only for the amounts reinsured and will not be or become liable for any amounts or reserves to be held by the Company on policies reinsured under this Agreement. The Authorized Representative will give written notice to the Reinsurer of all pending claims against the Company on any policies reinsured within a reasonable time after such claims are filed in the insolvency proceedings. While a claim is pending, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceedings where the claim is to be adjudicated, any defense or defenses which it may deem available to the Company or the Authorized Representative.

          The expense incurred by the Reinsurer will be chargeable, subject to court approval, against the Company as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose a defense to such claim, the expense will be apportioned in accordance with the terms of the Agreement as though such expense had been incurred by the Company.

          In the event of insolvency, the Right of Offset afforded under Article 6-1 will remain in full force and effect to the extent permitted by applicable law.

          In the event of the insolvency of the Reinsurer, the Company may cancel this Agreement for new business by promptly providing the Reinsurer, its receiver, rehabilitator, conservator, liquidator or statutory successor with written notice of the cancellation effective the date on which the Reinsurer's insolvency is established by the authority responsible for such determination. Any requirement for a notification period prior to the cancellation of the Agreement would not apply under such circumstances.

          In addition, the Company may provide the Reinsurer, its receiver, rehabilitator, conservator, liquidator or statutory successor with written notice of its intent to recapture all reinsurance in force under this Agreement regardless of the duration the reinsurance has been in force or the amount retained by the Company on the policies reinsured hereunder. The effective date of a recapture due to insolvency would be at the election of the Company and would not be earlier than the date on which the Reinsurer's insolvency is established by the authority responsible for such determination. Any Recapture Fee applicable will be mutually agreed upon by the Company and the Reinsurer, its rehabilitator, conservator, liquidator or statutory successor.

                                   ARTICLE 12

12.1      DAC TAX

          The Company and the Reinsurer agree to the DAC Tax Election pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations effective December 29, 1992, under Section 848 of the Internal Revenue code of 1986, as amended, whereby:

          12.1.1 The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1); and

          12.1.2 Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. To achieve this, the Company shall provide the Reinsurer with a schedule of its calculation of the net considerations for all reinsurance agreements in force between them for a taxable year by no later than May 1 of the succeeding year. The Reinsurer shall advise the Company no later than May 31, otherwise the amounts will be presumed correct and shall be reported by both parties in their respective tax returns for such tax year. If the Reinsurer contests the Company's calculation of net consideration, the parties agree to act in good faith to resolve any differences within thirty (30) days of the date the Reinsurer submits its alternative calculation and report the amounts agreed upon in their respective tax returns for such year.

          The term "net consideration" will refer to the net consideration as defined in Regulation Section 1.848-2(f).

          The Company and the Reinsurer will report the amount of net consideration in their respective federal income tax returns for the previous calendar year.

          The Company and the Reinsurer will also attach a schedule to their respective federal income tax returns which identifies the Agreement as a reinsurance agreement for which the DAC Tax Election under Regulation Section 1.848.2 (g) (8) has been made.

          This DAC Tax Election will be effective for all years for which this Agreement remains in effect.

          The Company and the Reinsurer represent and warrant that they are subject to U.S. taxation under either the provisions of subchapter L of Chapter 1 or the provisions of subpart F of subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

12.2      TAXES AND EXPENSES

          Apart from any taxes, allowances, refunds, and expenses specifically referred to elsewhere in this Agreement, no taxes, allowances, or proportion of any expense will be paid by the Reinsurer to the Company in respect of any Reinsured Policy.

                                   ARTICLE 13

13.1      ENTIRE AGREEMENT

          This Agreement constitutes the entire agreement between the parties with respect to the business reinsured hereunder. There are no understandings between the Company and the Reinsurer with respect to the business reinsured hereunder other than as expressed in this Agreement.

          Any alteration to this Agreement will be null and void unless made by written amendment, attached to the Agreement and signed by both parties.

13.2      INSPECTION OF RECORDS

          The Reinsurer, or its duly appointed representatives, will have access to the records of the Company concerning the business reinsured hereunder for the purpose of inspecting, auditing and photocopying those records. Such access will be provided at the office of the Company and will be during reasonable business hours.

          Provided there is business in force under this Agreement, the Reinsurer's right of access as specified above will survive the term of the Agreement.

13.3      GOOD FAITH

          All matters with respect to this Agreement require the utmost good faith of both parties.

          Each party represents and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed. Each party will promptly notify the other if it is subsequently financially impaired.

          The Reinsurer has entered into this Agreement in reliance upon the Company's representations and warranties. The Company affirms that it has and will continue to disclose all matters material to this Agreement. Examples of such matters are a change in underwriting or issue practices or philosophy, a change in underwriting or claims management personnel, or a change in the Company's ownership or control.

          The Company affirms that the underwriting, administration and claims practices it employs are consistent with the customary and usual practices of the insurance industry as a whole. Should the Company engage in exceptional or uncustomary practices, it will inform the Reinsurer of such action and obtain its written consent before assigning any liability to the Reinsurer with respect to any policies covered under this Agreement.

13.4      CONFIDENTIALITY

          Both the Company and the Reinsurer will hold confidential and not disclose or make competitive use of any shared client and proprietary information unless otherwise agreed to in writing, or unless the information otherwise becomes publicly available or the disclosure of which is required for retrocession purposes or has been mandated by law or is duly required by external auditors.

          Client information includes medical, financial and other personal information about proposed, current and former policyowners, insureds, applicants, and beneficiaries of policies issued by the Company. Proprietary Information includes but is not limited to underwriting manuals and guidelines, applications and contract forms and premium rates and allowances of the Reinsurer and the Company.

          In addition, the Company and the Reinsurer will comply with relevant privacy legislation.

                                   ARTICLE 14

14.1      DURATION OF AGREEMENT

          This Agreement is unlimited as to its duration. The Reinsurer or the Company may terminate this Agreement with respect to the reinsurance of new business by giving at least 90 days written notice of termination to the other party.

          During the 90-day notification period, the Company will continue to cede and the Reinsurer will continue to accept policies covered under the terms of this Agreement.

          Further, the Reinsurer remains liable for all Reinsured Policies in force at the date of the termination stated in the notice of termination, until their natural expiration, unless the parties mutually decide otherwise or as specified otherwise in this Agreement.

          The Company shall have the option of terminating this agreement for new business at anytime, upon delivery of written notice to the Reinsurer of at least 30 days prior to such termination of any of the following events:

          14.1.1 The Reinsurer's rating by A.M. Best is reduced from the rating which existed at the time this agreement became effective to a Best's rating below A-;

          14.1.2 The Reinsurer is placed on a "watch list" by its domiciliary state's insurance regulators;

          14.1.3 The regulatory authority of any state in which the Reinsurer is authorized to do business revokes the Reinsurer's right to continue conducting business in that state for financial reasons;

          14.1.4 An order appointing a receiver or trustee for management of the Reinsurer is entered or a proceeding is commenced for rehabilitation, liquidation, supervision, or conservation of the Reinsurer;

          14.1.5 The Reinsurer notifies the Company of a request for increase in premium.

14.2      SEVERABILITY

          If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not affect or impair the validity or the enforceability of the remaining provisions of this Agreement.

14.3      CONSTRUCTION

          The rights and obligations under this Agreement will be construed and administered in accordance with the laws of the Company's state of domicile stated in Exhibit A.

14.4      REGULATORY COMPLIANCE

          Each party hereto warrants that it has secured all necessary federal and state licenses and approvals and that it is operating in compliance with federal and state insurance laws and regulations.

          The parties intend that the Company will receive full statutory reserve credit for the Reinsured Policies in its state of domicile. The parties agree to make all reasonable efforts to ensure that this is accomplished.

                                    EXECUTION

This Agreement has been made in duplicate and hereby executed by both parties.


Signed for and on behalf of LINCOLN NATIONAL LIFE INSURANCE COMPANY


By:                                      By:
       -----------------------------            --------------------------------

Title:                                   Title:
       -----------------------------            --------------------------------

Date:                                    Date:
       -----------------------------            --------------------------------

Place:                                   Place:
       -----------------------------            --------------------------------


Signed for and on behalf of xxxxxxxxxx


By:                                      By:
       -----------------------------            --------------------------------

Title:                                   Title:
       -----------------------------            --------------------------------

Date:                                    Date:
       -----------------------------            --------------------------------

Place:                                   Place:
       -----------------------------            --------------------------------

                                                                       EXHIBIT A

BUSINESS COVERED


AGREEMENT EFFECTIVE  DATE:

February 1, 2004. The commencement dates for specific plans are shown below.

COVERAGE:

The policies/riders on the plans shown below which have policy issue dates falling in the period that begins with the Commencement Date and ends with the Termination Date and that qualify for automatic reinsurance are covered according to the Basis specified below provided:
          1. The policies/riders are on lives resident in the United States or Foreign Nationals in accordance with Ceding Companies guidelines.
          2. The policies/riders are on lives with surnames commencing with the letters A to Z inclusive.

BASIS:
yy% on a First Dollar Quota Share basis to the maximum Automatic Acceptance Limits stated in Exhibit E.

CURRENCY:  US$

COMPANY'S STATE OF DOMICILE: Connecticut

PLANS, RIDERS AND BENEFITS:

PLAN                         EXHIBIT REFERENCE   .  COMMENCEMENT      TERMINATION
IDENTIFICATION                    FOR RATES             DATE             DATE
All Proprietary Products
Developed for M Life and
Associated Riders
Individually underwritten
at the Company's
Connecticut office.                 C-1           February 1, 2004        N/A

FACULTATIVE SUBMISSIONS:

The Company may submit, on a facultative basis, to the Reinsurer any application for a policy on a plan or rider listed above which qualifies for automatic reinsurance.

The Company will submit on a facultative basis to the Reinsurer any application for a policy on a plan or rider listed above which does not meet the criteria listed in Article 2 under Automatic Reinsurance.

The Reinsurer's facultative offer will expire at the end of 120 days, unless otherwise specified by the Reinsurer.

Facultative cessions will be accepted at the automatic rates.

The minimum facultative cession size is $20,000.

                                                                     EXHIBIT A-1

REQUIRED FORMS, MANUALS AND ISSUE RULES

The Company affirms that its retention schedule, underwriting guidelines, issue rules, premium rates and policy forms applicable to the Reinsured Policies and in use as of the effective date of this Agreement have been supplied to the Reinsurer. This includes:

     1.   Policy Application Form(s)

     2.   Underwriting Manual and Agent's Guide

     3.   Policy Delivery Rules and Reinstatement Rules

     4.   Non-medical and Medical Requirements

     5.   Tobacco Use Guidelines and Questionnaires

     6.   Preferred Underwriting Guidelines

The Company will promptly notify the Reinsurer of any proposed material changes to the above underwriting guidelines, issue rules, premium rates, retention schedule and policy forms. The Reinsurer shall be entitled to thirty (30) calendar days following the receipt of such notice in which to review such revisions. If the Reinsurer fails to provide written notice within the thirty
(30) days calendar review period that the revisions are not acceptable the revisions shall be deemed acceptable to the Reinsurer. This Agreement will not extend to policies issued pursuant to such changes unless the Reinsurer has accepted such changes.

It is the Company's responsibility to ensure that the applicable forms are in compliance with current Medical Information Bureau (M.I.B.) regulations.

CONDITIONAL RECEIPT AMOUNT

The amount of coverage provided by the Reinsurer under a Conditional Receipt (or Interim Receipt) will not exceed the lesser of:

     1.   The Reinsurer's share of $500,000; or

     2.   The Automatic Acceptance Limits; or

     3. The Reinsurer's share of the difference between the amount of insurance provided by the Conditional Receipt (or Interim Receipt) and the Company's maximum retention assuming the life had been underwritten as standard. The Company's retention will include any amounts retained under any in force policies on the life.

                                                                       EXHIBIT B

FACULTATIVE LIFE REINSURANCE - INDIVIDUAL  Please check below (send to:)
                                           / / All Companies       OR
TO: Reinsurance Administration - MRM1      / / Allianz     / / Annuity    / / Cologne    / / Munich
                                           / / RGA         / / Scor Life  / / Swiss Re

INSTRUCTIONS:    Complete all sections of form, printing clearly. Indicate any papers in the file that you do not want sent to the outlets by putting a RED "X" in the left lower corner of each page.
                 Bring the form and the file to Reinsurance Administration to photocopy. The file will be returned to the underwriter.

Full Name of Insured:
                          ---------------     ----------------     -------------
                                Last                First               MI

Date of Birth:                       /       /
                          ------------------------------
                             Month     Day     Year

Social Security Number:              -       -
                          ------------------------------

TOTAL Line of Insurance
inforce and applied for
in all companies:
(include group only if
known)
                          ------------------------------------------------------

Policy Number(s) to be
reinsured:
                          ------------------------------------------------------

Plan of Insurance:
                          ------------------------------------------------------

IN FORCE
  1. Prior Inforce with
     Lincoln: *
                          ---------------------------------------

  2. 1st Layer on Prior
     Inforce:
                          ---------------------------------------

  3. Additional Retention
     on Prior Inforce:
                          ---------------------------------------

NEW    Increasing Risk: / / Yes / / No
  4. Amount Applied for
     Currently:
                          ---------------------------------------

  5. 1st Layer on
     Current:
                          ---------------------------------------

  6. Additional Retention
     on Current: **
                          ---------------------------------------

  7. FACULTATIVE
     REINSURANCE APPLIED
     FOR:
                          ---------------------------------------

If this is a replacement of prior Lincoln
coverage, list the old policy numbers:
                                           -------------------------------------

If this is an Exchange Case, does the underwriting evidence used for the exchange constitute current medical evidence? / / Yes / / No

Retention:     / / Full     Limited due
                                           -------------------------------------

RISK CLASSIFICATION
/ / Standard          / / Preferred          / / Smoker          / / Non-Smoker

Rating:
                          ------------------------------------------------------

Reason for Rating:
                          ------------------------------------------------------

Outstanding
Requirement(s):
                          ------------------------------------------------------

1.  Are the Outstanding
    Requirements Subject to:         / / Lincoln Approval    / / Outlet Approval
2.  Is there underwriting evidence
    from prior files to be sent
    with this case?                  / / Yes                 / / No

  Notes:
          ----------------------------------------------------------------------

--------------------------------------------------------------------------------


-------------------------------------     ----------------     ----------------
        Underwriter Signature                  Ext.                 Date

                                      By:
-----------------------------------       --------------------------------------
 Date Received in Reinsurance Unit             Reinsurance Analyst Signature

* Include any concurrently issued policies which are not being reinsured.
** 2 + 3 + 5 + 6 = Retention
                                                              Revised: 12/3/2003

FACULTATIVE LIFE REINSURANCE - JOINT       Please check below (send to:)
                                           / / All Companies       OR
TO: Reinsurance Administration - MRM1      / / Allianz   / / Annuity    / / Cologne   / / Munich
                                           / / RGA       / / Scor Life  / / Swiss Re

INSTRUCTIONS:    Complete all sections of form, printing clearly. Indicate any papers in the file that you do not want sent to the outlets by putting a RED "X" in the left lower corner of each page.
                 Bring the form and the file to Reinsurance Administration to photocopy. The file will be returned to the underwriter.

                                  HUSBAND                        WIFE
                                  -------                        ----
Full Name of Insured:
                        ---------------------------  ---------------------------
                             (Last, First, MI)            (Last, First, MI)

Date of Birth:                   /      /                     /      /
                        ---------------------------  ---------------------------
                           Month    Day    Year         Month    Day    Year

Social Security Number:          -      -                     -      -
                        ---------------------------  ---------------------------

TOTAL Line of Insurance
inforce and applied for
in all companies:
(include group only if
known)
                        ---------------------------  ---------------------------

Policy Number(s) to be
reinsured:
                        --------------------------------------------------------

Plan of Insurance:
                        --------------------------------------------------------

IN FORCE
  1. Prior Inforce with
     Lincoln: *
                        ---------------------------  ---------------------------

  2. 1st Layer on Prior
     Inforce:
                        ---------------------------  ---------------------------

  3. Additional
     Retention on Prior
     Inforce:
                        ---------------------------  ---------------------------

NEW   Increasing Risk: / / Yes / / No
  4. Amount Applied for
     Currently:
                        --------------------------------------------------------

  5. 1st Layer on
     Current:
                        --------------------------------------------------------

  6. Additional
     Retention on
     Current: **
                        --------------------------------------------------------

  7. FACULTATIVE
     REINSURANCE
     APPLIED FOR:
                        --------------------------------------------------------

If this is a replacement of prior Lincoln
coverage, list the old policy numbers:
                                             -----------------------------------

If this is an Exchange Case, does the underwriting evidence used for the exchange constitute current medical evidence? / / Yes / / No

RISK CLASSIFICATION              HUSBAND                        WIFE
-------------------              -------                        ----
                      / / Standard  / / Preferred   / / Standard  / / Preferred
                      / / Smoker    / / Non-Smoker  / / Smoker    / / Non-Smoker

Rating:
                        ---------------------------  ---------------------------

Reason for Rating:
                        ---------------------------  ---------------------------

Outstanding
Requirement(s):
                        ---------------------------  ---------------------------

1.  Are the Outstanding
    Requirements Subject to:         / / Lincoln Approval    / / Outlet Approval
2.  Is there underwriting evidence
    from prior files to be sent
    with this case?                  / / Yes                 / / No

  Notes:
          ----------------------------------------------------------------------

--------------------------------------------------------------------------------


-------------------------------------     ----------------     ----------------
        Underwriter Signature                  Ext.                 Date

                                      By:
-----------------------------------       --------------------------------------
 Date Received in Reinsurance Unit             Reinsurance Analyst Signature

* Include any concurrently issued policies which are not being reinsured.
** 2 + 3 + 5 + 6 = Retention
                                                             Revised:  12/3/2003

                                                                     EXHIBIT B-1

TEMPORARY LIFE INSURANCE AGREEMENT
     Variations of the Temporary Life Insurance Agreement forms exist for some states. The generic U.S. version is attached to this treaty.

ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO THE INSURANCE COMPANY-DO NOT MAKE CHECKS PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK.
DO NOT COMPLETE THIS AGREEMENT IF ONE OF THE FOLLOWING SITUATIONS APPLY:
AMOUNT APPLIED FOR EXCEEDS $3,000,000, OR AGE OF INSURED IS UNDER 15 DAYS OLD OR OVER AGE 70 (NEAREST BIRTHDAY). UNDER SURVIVORSHIP LIFE INSURANCE THIS MAXIMUM AGE LIMITATION APPLIES ONLY TO THE YOUNGER PROPOSED INSURED.

IF ANY OF THE QUESTIONS BELOW ARE ANSWERED YES OR LEFT BLANK WITH RESPECT TO A PROPOSED INSURED(S), NO REPRESENTATIVE OF THE COMPANY IS AUTHORIZED TO ACCEPT MONEY, AND NO COVERAGE WILL TAKE EFFECT UNDER THIS AGREEMENT WITH RESPECT TO SUCH PROPOSED INSURED(S).

Has Proposed Insured(s) (Questions apply to Proposed Insured A or B, if any.):

1. within the past 90 days, been admitted to a hospital or other medical facility, been advised to be admitted or had surgery performed or
    recommended?                                                  / / YES / / NO
2. within the past 2 years been treated for heart trouble, stroke, or cancer, or had such treatment recommended by a physician or other medical
    practitioner?                                                 / / YES / / NO

This Agreement provides a LIMITED AMOUNT of Life Insurance protection for a LIMITED PERIOD of time, subject to the terms of this Agreement, in consideration of advance payment in the amount of $_______________ in connection with the Application dated __________________________ made on the life of:
1)_______________________________________________, or on the life of all

                      Name(s) of Proposed Insured(s)
individuals who are to be insured in the Pension or Profit Sharing Plan of
2)__________________________________________.
                    Name of Pension or Profit Sharing Plan of Participants to be insured (the Proposed Insureds)

TERMS AND CONDITIONS

AMOUNT OF COVERAGE - $500,000 MAXIMUM FOR ALL APPLICATIONS OR AGREEMENTS
If money has been accepted by the Company as advance payment for an application for Life Insurance and death of a Proposed Insured(s) (and death of the surviving Proposed Insured under Survivorship Life Insurance) occurs while this Agreement is in effect, the Company will pay to the beneficiary designated in the Application the lesser of A) the amount of all death benefits applied for in the Application(s) with respect to said Proposed Insured(s), including any accidental or supplemental death benefits, if applicable, or B) $500,000. This total benefit limit applies to all insurance applied for under this and any current Applications to the Company and any other Temporary Life Insurance Agreements.

DATE COVERAGE BEGINS
Coverage under this Agreement will begin on the date of this Agreement but only if Part I of the Application(s) has been completed on the same date or not more than 30 days prior to the date of this Agreement.

DATE COVERAGE TERMINATES - 90 DAY MAXIMUM
Coverage under this Agreement will terminate automatically on the earliest of:
A) 45 days from date of this Agreement if a required Exam or Non medical is not received by the Company, or B) 90 days from the date of this Agreement, or C) the date the insurance takes effect under the policy applied for, or D) the date the Company mails notice of termination of coverage to the premium notice address designated in Part I of the Application(s). The Company may terminate coverage at any time.

SPECIAL LIMITATIONS
- This Agreement does not guarantee the Company will issue a life insurance policy or any special riders or endorsement thereto.
- Fraud or material misrepresentations in the Application(s) or in the answers to the Health Questions of this Agreement invalidates this Agreement and the Company's only liability is for refund of any payment made.
- If a Proposed Insured(s) (or the surviving Proposed Insured under Survivorship Life Insurance) dies by suicide, the Company's liability under this Agreement is limited to a refund of the payment made.

- There is no coverage under this Agreement if the check or draft submitted as payment is not honored by the bank.
- No one is authorized to waive or modify any of the provisions of this Agreement.

I (WE) HAVE RECEIVED A COPY OF AND HAVE READ THIS AGREEMENT AND DECLARE THAT THE ANSWERS ARE TRUE TO THE BEST OF MY (OUR) KNOWLEDGE AND BELIEF. I (WE) UNDERSTAND AND AGREE TO ALL ITS TERMS.

--------------------------------------------------   --------------------------------------------   ---------------
SIGNATURE OF PROPOSED INSURED A                       WITNESS (LICENSED REPRESENTATIVE)              DATE

--------------------------------------------------   --------------------------------------------   ---------------
SIGNATURE OF PROPOSED INSURED B                       WITNESS (LICENSED REPRESENTATIVE)              DATE

--------------------------------------------------   --------------------------------------------   ---------------
SIGNATURE OF APPLICANT/OWNER/TRUSTEE (PROVIDE         WITNESS                                        DATE
OFFICER'S TITLE IF POLICY IS OWNED BY A
CORPORATION.)

                                                                       EXHIBIT C

GENERAL TERMS

1. REINSURANCE RATES: The Company will pay the Reinsurer premiums based on the rates and terms set out in the sub-section(s) of Exhibit C for the Reinsured Policies.

2. PREMIUM TAX: The Reinsurer will not reimburse the Company for premium taxes.

3. DIVIDEND PAYMENTS: The Reinsurer will not reimburse the Company for dividends paid to policyholders.

4. POLICY LOANS: The Reinsurer will not participate in policy loans or other forms of indebtedness on policies reinsured under this Agreement.

5. CASH SURRENDER VALUES: The Reinsurer will not reimburse the company for cash surrender values paid to the policyholder.

6. RATES APPLICABLE TO INCREASES: First year reinsurance premium rates and allowances will apply to the amount normally underwritten of a non-contractual increase.

                                                                     EXHIBIT C-1

SPECIFIC TERMS

1.   REINSURANCE BASIS: YRT

2.   AGE BASIS: Nearest

3. PREMIUMS: The Company will pay to the Reinsurer a basic premium calculated by multiplying the net amount at risk of the Reinsured Policy by the appropriate rate from THE SET OF RATES INCLUDED AT THE END OF THIS SUB-SECTION. Premiums will be payable on a policy year basis, regardless of the premium payment mode under the original insurance, and the Company will continue to pay the appropriate premium to the Reinsurer as long as the Reinsured Policy is in force.

4.   PERCENTAGES:

     ON BASIC PREMIUM(S)

     Reinsurance premiums will be based on the following percentages of the Society of Actuaries 1990-1995 ANB table, attached to this Exhibit C-1:

                                                       FIRST YEAR          RENEWAL YEARS
                                                       ---------------------------------
                   Preferred Non-Smoker                    0%                   xx%
                   Standard Non-Smoker                     0%                   yy%
                   Standard Smoker                         0%                   zz%

                   Aggregate Non-Smoker                    0%                   ww%
                   (For use where no Preferred
                   class, e.g. ages 81-90)

     ON LAST SURVIVOR POLICIES

     To calculate premium rates for last survivor policies, first determine the appropriate single life rate for each Insured Individual. If the first year percentage, as stated in 4. of this Exhibit, is 0% use the 2nd year percentage for the first year. Then combine the rates using the Frasiar calculation. If the first year percentage, as stated in 4. of this Exhibit, for each individual is 0%, then multiply the resulting frasiarized rate by
     0. A minimum rate of $.11 per $1,000 of Net Amount at risk shall apply in renewal years.

     ON TABLE EXTRA SUBSTANDARD RISKS

     Substandard table extra will be reinsured using 25% per table rating multiplied by the appropriate YRT rate. Substandard extras will be based upon the underwriter's assessment regardless of how the policy is issued. Substandard table ratings for a reinsured policy are applicable for the first 20 years after issue or until the policyholder reaches attained age 65, whichever occurs last.

                                                                     EXHIBIT C-1

     ON FLAT EXTRA PREMIUMS

     When a flat extra premium is payable for 5 years or less, an allowance of 10% of the gross flat extra charged by the Company will be made each year. When a flat extra premium is payable for more than 5 years, an allowance of 100% of the gross flat extra charged by the Company will be made in the first year and an allowance of 10% in each year thereafter.

     ON MULTIPLE EXTRA PREMIUMS

     The same allowances as those payable on the basic policy.

     ON TERM PLANS

     An 80% increase in rates will apply for term policies that are renewed at very high premium levels (e.g. years 11 and later for the 10-year term plan and years 16 and later for the 15-year term plan).

5.   NET AMOUNTS AT RISK:

     a) For Fixed Benefit Plans, the reinsured net amount at risk will be the difference between the reinsured face amount and the cash values applicable to the face amount reinsured. The reinsured face amount is the initial amount reinsured under this Agreement, or as reset by subsequent scheduled or fully underwritten increases. Commuted values, if applicable, or any comparable approximation agreed to between the Company and the Reinsurer, may be used to determine the net amount at risk.

     b) For term plans the net amount at risk will be based on the reinsured face amount.

     c) For VUL and UL Life type plans, if the death benefit is Option A, the reinsured net amount at risk will be the difference between the reinsured face amount and the account values applicable to the face amount reinsured. If the death benefit is Option B, the reinsured net amount at risk will be the reinsured face amount. For other Options, such as the specified amount plus return of premium, the net amount at risk equals the difference between the share of the death benefit reinsured and the applicable cash or fund value.

     Increases in the amount at risk due to contractual provisions contained within the reinsured policies, Cost of Living Rider increases or fluctuations in the amount at risk caused by the normal workings of the cash value fund in Universal Life type plans will be shared by the Company and the Reinsurer using the same retention method as for the base policy.

6. RATE LIMIT: The rates set out in this sub-section will be applicable, provided the total of the new reinsurance amount and the amount already reinsured on the life under this Agreement, and all other Agreements with the Reinsurer, does not exceed the reinsurers quota share of the amount shown in the table below. Individual consideration will be given to the rates for any amounts over the limit shown in the table below:

          ISSUE AGE           CLASSIFICATION               AMOUNT
             0-80            Preferred - 500%          $  xx,000,000
            81-85              Standard-200%           $   x,000,000
            86-90              Standard Only           $   x,000,000

7.   RATE GUARANTEE:

     The YRT reinsurance rates set out in this sub-section are guaranteed to the extent that in the 2nd year and later the Reinsurer reserves the right to increase the premiums for reinsurance but not above the statutory net premium. Any change in rates will be based solely on a change in anticipated mortality.

     If the Reinsurer exercises this right and the Company has not increased its rates to the policy owner, the Company may recapture the Reinsured Policies on which the rates have been increased regardless of the Reinsured Policies' duration in force. Such a recapture would not be subject to a recapture fee.

8.   DEFICIENCY RESERVES:

     No Deficiency Reserves will be held by the Reinsurer for the Reinsured policies.

9.   RECAPTURE:

     Any policy recaptured due to an increase in the Company's retention limit must be reinsured for a minimum of ten years.

     If the Reinsurer becomes insolvent, the Reinsured Policies may be recaptured.

     If this treaty is terminated due to the occurrence of any event described in Article 14 subsections 14.1.1 - 14.1.5, the Reinsured policies may be recaptured,

10.  REDUCTIONS:

     Reductions will be shared proportionately between the Company and its reinsurers.

11. YRT RATES FOR CONVERSIONS TO NON-REINSURED PLANS: The YRT rates applicable will be based on the following percentages of the Society of Actuaries 1975-1980 Select and Ultimate table rates (with Manulife's Extensions for Issue Ages 71 and above), age nearest birthday:

          Nonsmoker policies:          xx%
          Smoker policies:             xx%

                            Insert Copy of Rates Here

                                                                       EXHIBIT D

THE COMPANY'S RETENTION LIMITS

The company will retain the following:

Percentage Retention Limit:  10%, subject to the dollar limits below.

Dollar Retention Limit:

          ISSUE AGE           CLASSIFICATION              AMOUNT
            0 - 80           Preferred - 500%          $  2,500,000
           81 - 85            Standard - 200%          $  2,500,000
           86 - 90             Standard Only           $    500,000

The company will retain 10% of the liability associated with the rate limits set forth in Exhibit C-1

It is understood that the amount retained by the Company includes its retention under any inforce policies.

PROPORTIONATE RISK RETENTION

Any change in the net amount at risk due to changes in the cash value applicable to the policy will be shared proportionately between the Company and its reinsurers.

                                                                       EXHIBIT E

THE REINSURER'S AUTOMATIC ACCEPTANCE LIMITS

The Reinsurer will automatically accept the First Dollar Quota Share of each policy, as specified in Exhibit A, up to the following maximum limits on a per life basis as set forth in Exhibit C-1:

          ISSUE AGE           CLASSIFICATION              AMOUNT
            0 - 80           Preferred - 500%          $  6,375,000
           81 - 85            Standard - 200%          $  6,375,000
           86 - 90             Standard Only           $  1,275,000

INFORCE LIMITS

The are no inforce limits for U.S. and Canadian Residents. For Foreign Nationals a $20,000,000 inforce limit will apply.

                                                                       EXHIBIT F

REINSURANCE REPORTS

REMITTANCE REPORTING:

The Company will self-administer reinsurance transactions. Reinsurance premiums are payable annually in advance. During each accounting period, as defined below, the Company will report to the Reinsurer all first year and renewal premiums which became due during the previous accounting period. Any adjustments made necessary by changes in reinsurance effective during a previous accounting period will also be reported.

The Company will take credit, without interest, for any unearned premiums arising due to reductions, cancellations or death claims. The unearned premiums refunded will be net of allowances and policy fees.

The Company will pay the balance of arrears of premiums due under a reinstated Reinsured Policy.

If a balance is due to the Reinsurer, the Company will forward a remittance in settlement with its report. If the balance is due to the Company, the Reinsurer will forward a remittance in settlement within 15 days of receipt of the report.

INFORMATION ON RISKS REINSURED

The reports for New Business, Renewal Business, Changes & Terminations and Inforce, will include the following data:

     1.   Type of Transaction
     2.   Effective Date of Transaction
     3.   Automatic/Facultative Indicator
     4.   Policy Number
     5.   Full Name of Insured
     6.   Date of Birth
     7.   Male/Female/Unisex
     8.   Preferred Nonsmoker/Nonsmoker/Smoker/Substandard
     9.   Policy Plan Code
     10.  Insured's State of Residence
     11.  Issue Age
     12.  Issue Date
     13.  Duration from Original Policy Date
     14.  Face Amount Issued
     15.  Reinsured Amount (Initial Amount)
     16.  Reinsured Amount (Current Amount at Risk)
     17.  Death Benefit Option (For Universal Life Type Plans)
     18.  ADB Amount (If Applicable)
     19.  Substandard Rating
     20.  Flat Extra Amount Per Thousand
     21.  Duration of Flat Extra
     22.  Premiums

In addition, for the Changes and Terminations Report the effective date of each transaction will be provided. If the change is a conversion or replacement the attained age and duration will also be provided.

SAMPLE REPORT FORMS

Policy Exhibit                 see Exhibit F-1 for Sample Summary Reporting Form

Statutory Reserves             See Exhibit F-2 for Sample Summary Reporting Form

Valuation Reserve
  Certification                See Exhibit F-3 for Sample

Tax Reserve Certification      See Exhibit F-4 for Sample

                                                                     EXHIBIT F-1

POLICY EXHIBIT

              THE LINCOLN NATIONAL LIFE INSURANCE COMPANY           RUN DATE-
                      REINSURANCE POLICY EXHIBIT                     PAGE-

 FOR THE PERIOD

 REINSURANCE COMPANY:

 TREATY:

                                      NUMBER OF      AMOUNT OF      NET AMOUNT       ACCIDENTAL       WAIVER
                                      CESSIONS      REINSURANCE       AT RISK      DEATH BENEFIT     PREMIUM
                                      ---------     -----------     ----------     -------------     -------
    IN FORCE AS OF 01JUN2003                                  0              0                 0           0
    NEW BUSINESS                                              0              0                 0           0
    CONTINUATIONS (ADDED)                                     0              0                 0           0
    REINSTATEMENTS                                            0              0                 0           0
    INCREASES                                                 0              0                 0           0
    RECAPTURES                                                0              0                 0           0
    CHANGE DUE TO PRIOR INSURANCE                             0              0                 0           0
    DECREASES                                                 0              0                 0           0
    DROP OFFS                                                 0              0                 0           0
    NOT TAKEN                                                 0              0                 0           0
    CONTINUATIONS (TERMINATED)                                0              0                 0           0
    LAPSES                                                    0              0                 0           0
    DEATHS                                                    0              0                 0           0
    EXPIRIES                                                  0              0                 0           0
    MATURITIES                                                0              0                 0           0
    SURRENDERS                                                0              0                 0           0
    TERMINATIONS                                              0              0                 0           0
    SPECIAL ADJUSTMENTS                                       0              0                 0           0
    IN FORCE AS OF CURRENT REPORT                             0              0                 0

                                                                     EXHIBIT F-2

VALUATION INFORMATION

                     LINCOLN NATIONAL LIFE INSURANCE COMPANY

                         TAX VALUATION REPORT and                          Page-
                    STAT VALUATION REPORT LAYOUT

TOTALS FOR PTR/RATE:

  BASIS: FACTOR     POINTER: 80CSO- AAGE   RATE:

  RECORDS                NET AMT RISK                  RESERVE
                                                             BASE
                                                             SUBSTANDARD
                                                             TOTAL RESERVE:

TOTALS FOR PTR/RATE:

  BASIS: FACTOR     POINTER: 80CSO-AAGE    RATE:

                                                 RECORDS  NET AMT RISK   RESERVE
                                            BASE
                                            SUBSTANDARD


                                                                  TOTAL RESERVE:

TOTALS FOR PTR/RATE:

  BASIS: FACTOR     POINTER: 80CSO-AAGE    RATE:

                                                 RECORDS  NET AMT RISK   RESERVE

                                            BASE


                                                                  TOTAL RESERVE:

                                                                     EXHIBIT F-3

VALUATION RESERVE FOR SELF-ADMINISTERED BUSINESS CEDED TO XXX FROM THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Inforce and Reserves at                                200x:

Plan:                                         Type: SM/NSM/AGGR/TOTAL

Inforce Reinsured Amount:
                           -----------------------

Inforce Number of Policies:
                           --------------------

Valuation Reserve as at                                200x:

                                                        RESERVE BASIS
                          RESERVE                     (TABLE, INTEREST
TYPE                     AMOUNT ($)                   RATE AND METHOD)

Active Life Reserve
Unearned Premium Reserve
Disabled Life Reserve
Liability for Incurred But Not Reported Claims (IBNR)
Liability for Due and Unpaid Claims
Liability for claims in Course of Settlement
Other** (specify)
Total

**If credit for deficiency reserves is being taken, please specify under "other".

As the valuation actuary of the above named company I certify that the information above is correct as shown. *
Name:
Signature:
Actuarial Designation:
Title:
Date:

* Required only for Year End Valuation Reserves.

                                                                    EXHIBIT F- 4

TAX RESERVE CERTIFICATION FOR SELF-ADMINISTERED BUSINESS CEDED XXXX FROM THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


Inforce and Reserves at December 31, 200x:

Plan:                                         Type:  SM/NSM/AGGR/TOTAL

Inforce Reinsured Amount:
                           -----------------------

Inforce Number of Policies:
                           -----------------------

Tax Reserve as at December 31, 200x:

                                                        RESERVE BASIS
                          RESERVE                     (TABLE, INTEREST
TYPE                     AMOUNT ($)                   RATE AND METHOD)

Active Life Reserve
Unearned Premium Reserve
Disabled Life Reserve
Liability for Incurred But Not Reported Claims (IBNR)
Liability for Due and Unpaid Claims
Liability for Claims in Course of Settlement
Other** (specify)
Total

**If credit for deficiency reserves is being taken, please specify under "other".

As the valuation actuary of the above named company I certify that the information above is correct as shown.
Name:
Signature:
Actuarial Designation:
Title:
Date: